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                                                        EXHIBIT 1
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

                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                         Salomon Smith Barney Inc., is a Broker or dealer registered under
                                       Section 15 of the Act (15 U.S.C. 78o).

                         Smith Barney Fund Management LLC, Investment advisor in accordance with Section 240.13d-1(b)(1)(ii)(E)


                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary(s) which acquired the Securities filed for in this Schedule 13G.


                    Date: October 9, 2002



                                         CITIGROUP INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                         Name:  Joseph B. Wollard
                                         Title: Assistant Secretary


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